EXHIBIT 11.1

                Statement Regarding Calculation of Per Share Earnings
                 (Dollars in thousands, Except for per share amounts)

                                                                                  Three Months Ended March 31,

                                                                                      1996                   1995
                                                                                 ---------------       ----------------
Primarily and Fully Diluted:
Average shares outstanding......................................................       7,458,215              5,916,445
Net effect of dilutive stock options - based on the treasury stock method using
average market price............................................................              --                     --
                                                                                 ---------------       ----------------
     Total......................................................................       7,458,215              5,916,445
                                                                                 ---------------       ----------------

Net loss........................................................................ $          (985)      $           (521)
Less: Preferred Stock dividends and accretion...................................             136                     71
                                                                                 ---------------       ----------------
Net loss attributable to common shareholders.................................... $        (1,121)      $           (592)
                                                                                 ---------------       ----------------
Net (loss) income per common share.............................................. $         (0.15)      $          (0.10)
                                                                                 ---------------       ----------------



          See accompanying notes to consolidated financial statements

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